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                                                                     EXHIBIT 8.1


                   [LETTERHEAD OF ROPES & GRAY APPEARS HERE]



                                       May 14, 1998



State Street Capital Trust I
c/o State Street Bank and Trust Company, N.A.
61 Broadway, 15th Floor
New York, New York 10005

State Street Corporation
225 Franklin Street
Boston, Massachusetts 02110

     Re:  State Street Corporation
          ------------------------
          State Street Capital Trust I
          ----------------------------
          Registration Statement
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          (File Nos. 333-49143 and 333-49143-02)
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          and Post-Effect Amendment No. 1
          -------------------------------
          to Registration Statement (File No. 333-2143)
          ---------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to State Street Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and State Street Corporation, a Massachusetts corporation (the "Corporation") and Depositor of the Trust, in connection with a Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement, filed by the Corporation and the Trust on April 2, 1998 with the Securities and Exchange Commission (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), including the prospectus dated April 15, 1998 (the "Prospectus") contained therein and prospectus supplement dated May 12, 1998 (the "Prospectus Supplement") filed therewith. The Registration Statement relates, among other things, to the registration of the Floating Rate Capital Securities, Series A of the Trust (the "Capital Securities"), the Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A due May 15, 2028 of the Corporation (the "Subordinated Debentures"), and a Guarantee of the Corporation with respect to the Capital Securities. Unless the context otherwise requires, capitalized terms used herein but not defined have the meanings set forth in the Prospectus and Prospectus Supplement.
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State Street Capital Trust I
State Street Corporation              -2-                           May 14, 1998


     In rendering our opinion, we have examined the forms of Amended and Restated Trust Agreement, Capital Security Certificate, Guarantee and Junior Subordinated Debenture identified to us as those to be employed in connection with the issuance of the Capital Securities and Subordinated Debentures (collectively, the "Forms of Agreement"), the original Declaration of Trust dated March 25, 1998, the Certificate of Trust filed with the Delaware Secretary of State on March 25, 1998 and the Junior Subordinated Indenture under which the Subordinated Debentures are to be issued (together with the Forms of Agreement, the "Operative Agreements") and other relevant documents and have made such inquiries as were necessary or appropriate to enable us to render this opinion. With your permission we have assumed that the Forms of Agreement will be duly executed and that all operations under the Operative Agreements will be in accordance with their terms and as described in the Prospectus and Prospectus Supplement

     Based on the foregoing, we hereby confirm that the discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities contained under the caption "United States Federal Income Taxation" in the Prospectus Supplement is accurate, subject to the limitations there stated.

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       Very truly yours,

                                       /s/Ropes & Gray
                                       Ropes & Gray